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News Release

Contact:

Patricia A. Spinella, Investor Relations – 201-847-5453

Colleen T. White, Corporate Communications – 201-847-5369

BD Announces Agreement to Acquire GeneOhm Sciences, Inc.

• Positions BD to be a worldwide leader in prevention of healthcare-associated infections
• Conference call with analysts and investors scheduled for 10:00 AM (Eastern)

Franklin Lakes, NJ (January 10, 2006) – BD (Becton, Dickinson and Company) (NYSE:BDX) announced today that it has signed an agreement to acquire GeneOhm Sciences, Inc., a privately held company headquartered in San Diego, California that has pioneered the development of molecular diagnostic testing for the rapid detection of bacterial organisms, including those known to cause healthcare-associated infections (HAIs). GeneOhm Sciences had 2005 revenues of approximately $5 million and provides BD with expanded entry into the emerging HAI market. Today, nearly 6 million HAIs occur annually across the U.S., Europe and Japan, and are implicated in up to an estimated 90,000 deaths per year in the U.S. alone1. Many publications have suggested that the use of active surveillance and associated diagnostics could substantially reduce the prevalence of HAIs.

BD has agreed to pay $230 million, plus up to $25 million in additional incentives, for the company. The acquisition is subject to regulatory approvals and is expected to close by the end of March 2006. The transaction is slightly dilutive; however, BD reaffirms its previous guidance that reported diluted earnings per share from continuing operations for fiscal year 2006 are expected to be in the range of $3.15 to $3.19. BD will provide further details around this guidance during its first quarter earnings call on January 26, 2006.

GeneOhm Sciences is developing nucleic acid-based assay systems providing rapid results to help transform patient care. Its IDI-MRSA™ and IDI-Strep B™ tests are FDA cleared and provide an innovative, extremely accurate, and rapid format for these critical tests. MRSA (methicillin resistant Staphylococcus aureus) is a “super bug” known to cause HAIs, and Group B Strep is a health threat to pregnant women and their children during the latter stages of pregnancy.

“A key element of BD’s strategy is driving revenue growth through innovation,” stated Edward J. Ludwig, Chairman, President and Chief Executive Officer of BD. “This transaction aligns innovative new technologies with BD’s existing business strategies and is a natural complement to our core strengths and leadership position in clinical microbiology.”

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1 Centers for Disease Control, and other sources

“This agreement represents a significant step forward in BD Diagnostics’ strategy to play a leading role in the evolution of molecular diagnostics, and it positions us to become a leader in the prevention of healthcare-associated infections,” said William A. Kozy, President, BD Diagnostics. “We believe the molecular opportunities for microbiology will grow at attractive rates for the foreseeable future.”

Conference Call Information

A conference call with analysts and investors to discuss this announcement is scheduled for 10:00 a.m. (ET) on Tuesday, January 10, 2006. The conference call can be accessed by dialing 1-800-857-4231 (domestic) or 1-210-234-0074 (international), passcode “BDX.” The conference call will be webcast live on BD’s website, www.bd.com/investors, and available for replay at 1-800-695-3946 (domestic) or 1-402-220-0320 (international) through January 17, 2006.

About BD

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. To learn more about BD, please visit www.bd.com.

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This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues, products, earnings per share and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; changes in interest or foreign currency exchange rates; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); changes in healthcare or other governmental regulation; and issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.